Exhibit 99.1

FOR IMMEDIATE RELEASE

NewStar Announces Disposition of RMBS Holdings and Reports

Preliminary Second Quarter Results

Executes RMBS disposition strategy to cap downside risk and reports solid core operating performance

•

Completed sale of securities and loan assets totaling approximately $188 million, including $114 million of RMBS holdings to a non-recourse, off-balance sheet financing vehicle and recognized a $4.4 million loss on the sale

•	Retained a 14.3% residual interest in the assets sold, which was carried at approximately $29.7 million as of June 30, 2007

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Adjusted net income, excluding non-cash equity compensation of $2.7 million, an after-tax loss of $2.7 million on the asset sale and $1.3 million of income generated in the second quarter by the assets sold, is expected to be $7.3–7.5 million in the second quarter, or $0.20-0.21 per fully diluted share

•	Expect net income of $3.3-3.5 million in the second quarter, or $0.09-0.10 per fully diluted share on a GAAP basis

•	Strong financial results reflect solid operating performance and continued growth in core business

•	Balance sheet benefited from $600 million term debt securitization and $400 million of new warehouse line capacity

Boston, MA – July 25, 2007 – Today, NewStar Financial, Inc. (NASDAQ: NEWS) announced the disposition of certain financial assets, including its residential mortgage backed securities (“RMBS”) portfolio, and reported preliminary financial results.

Prior to the end of the second quarter, NewStar transferred control of a portfolio of debt securities and loans originated by its Structured Products Group totaling approximately $188 million, including the vast majority of its RMBS holdings, to a third party investor through a newly formed subsidiary and amended its existing non-recourse financing arrangement to facilitate the transaction. The Company recorded this event as a sale of financial assets totaling $188 million and the extinguishment of related liabilities in accordance with SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This resulted in a net increase to book value of approximately $11.6 million, or $0.32 per share on a pre-tax basis, due principally to the reversal of unrealized losses previously recorded as temporary impairment, which was partially offset by a $4.4 million loss on the sale. As part of the transaction, the Company also retained a 14.3% residual interest in the assets sold, which was carried at $29.7 million as of June 30, 2007. The residual interest represents the full extent of the Company’s continued financial exposure to the assets sold.

The Company reported that it expects adjusted net income for the second quarter of 2007 to be in a range of $7.3-7.5 million, or $0.20-0.21 per diluted share, excluding non-cash equity compensation, the impact of the asset sale and income generated in the second quarter by the assets sold. On a GAAP basis, net income is expected to be between $3.3 and $3.5 million, or $0.09-0.10 per fully diluted share. The quarter was marked by strong top-line growth led by fee revenue and solid credit quality.

“By taking this action, we have cleared the course for continued growth in our core business. Our downside risk exposure to RMBS and other debt securities included in the sale is capped at the value of the residual interest we retained and we have reduced the potential impact on earnings of continued volatility in these markets,” said Timothy J. Conway, Chairman and Chief Executive Officer of NewStar. “In terms of strategic objectives, we continued to make great progress growing the core lending business and building our asset management platform, which is reflected in the strength of our financial results in the second quarter. We also further strengthened the balance sheet, completing our third term debt securitization and adding funding capacity.”

In the second quarter, the Company completed a $600 million term debt securitization. The financing represented the Company’s third balance sheet securitization since inception and part of a programmatic approach to its funding strategy. The Company also added $400 million of new warehouse line capacity to support its growing asset management platform.

NewStar will host a webcast/conference call today, July 25, 2007, at 10:00 am Eastern Standard Time, to discuss this transaction. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section of our website at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing (866) 564-7444 approximately 5-10 minutes prior to the call. International callers should dial (719) 234-0008. All callers should reference “NewStar Financial Inc.”

For convenience, an archived replay of the call will be available through July 31, 2007 by dialing (888) 203-1112. International callers should call (719) 457-0820. For all replays, please use the passcode # 4281118. The audio replay will also be available through the Investor Relations section of our website at www.newstarfin.com.

About NewStar Financial:

NewStar Financial is a specialized commercial finance company focused principally on meeting the complex financing needs of customers in the middle market through our corporate, commercial real estate, and structured products groups. Our senior banking teams call directly on customers to provide advice and finance a range of strategic transactions that may require some combination of senior secured, second lien and mezzanine financing. NewStar typically works with customers with financing needs of up to $150 million and cash flow as low as $5 million. We target ‘hold’ positions of up to $35 million, but may also underwrite or arrange transactions up to $100 million for syndications to other lenders.

We are headquartered in Boston MA, with regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. In December of 2006, NewStar completed an Initial Public Offering. The Company’s shares trade on the NASDAQ under the ticker symbol, NEWS. Please visit our website at www.newstarfin.com for more detailed transaction and contact information.

Contact:

Robert K. Brown

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.2558

F 617.848.4399

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties.

More detailed information about these factors is described in NewStar’s filing with Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2006 Form 10-K. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. NewStar plans to file its Form 10-Q with the SEC on or before August 14, 2007 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to expected “adjusted net income” of $7.3–7.5 million means our expected net income as determined under GAAP of between $3.3 and $3.5 million, excluding: i.) compensation expense of approximately $2.7 million for the second quarter of 2007 related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated in the second quarter of 2007 from the assets sold of approximately $1.3 million; and iii) the loss of approximately $2.7 million on the asset sale. “Adjusted earnings per share” is earnings per share as determined under GAAP calculated based on our adjusted net income. GAAP requires that these amounts be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results of the assets sold in this transaction and the compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results.